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                                                                    EXHIBIT 23.3


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Stockholder
 of Fania Entertainment Group, Ltd.
New York, New York



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 21, 1997 except for note 1(b) which is as of ------------ , relating to the financial statements of Fania Entertainment Group, Ltd., which is contained in that Prospectus.


We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ John Anthony Rubino & Company, CPA, PC
-------------------------------------
John Anthony Rubino & Company, CPA, PC





New York, New York



December 16, 1997
------------------
Date of Signing Consent